Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES THE ACQUISITION

OF DENISON GLASS & MIRROR, INC.

– Acquisition Adds Approximately $20.0 Million of Annual Revenue –

– Also Acquired Mr. Insulation Co., Inc. with Approximately $2.8 Million of Annual Revenue –

Columbus, Ohio, November 1, 2021. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the acquisition of Denison Glass and Mirror, Inc. (“Denison”) and an affiliated entity, DGM Glass, LLC (“DG” and collectively with Denison, “DGM”). Established in 1947, Denison is located in Denison, Texas and primarily serves the Dallas/Fort Worth area. Denison primarily installs glass, frames, curtainwall, and related products into new commercial construction projects. DG primarily installs shower doors and windows in new and existing residential projects.

IBP also announced today the acquisition of Mr. Insulation Co., Inc. (“Mr. Insulation”), a Hermiston, Oregon based installer of insulation, gutters, windows, and siding to single family, multifamily, and commercial customers primarily in the state of Oregon but also in Washington state.

“With approximately $20 million of annual revenue, DGM expands our presence to commercial builders within the strong construction markets of Dallas and Fort Worth,” stated Jeff Edwards, Chairman and Chief Executive Officer. “In addition, our recent acquisition of Mr. Insulation increases our presence within Oregon and Washington state. To date in 2021, we have acquired approximately $130 million of annual revenues, further surpassing our $100 million acquired revenue target for this year. Acquisitions remain a key component of our growth strategy and we continue to have a robust pipeline of opportunities across multiple geographies, products, and end markets. On behalf of everyone at Installed Building Products, I would like to welcome DGM and Mr. Insulation onto our team.”

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 190 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2021. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, our supply chain, the economy and the markets we serve; general economic and industry conditions, the material price and supply environment; the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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